EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2017, presents the pro forma consolidated financial position of Sandy Spring Bancorp, Inc. (“Sandy Spring”) giving effect to the acquisition of WashingtonFirst Bankshares, Inc. (“WashingtonFirst”) using the acquisition method of accounting assuming the acquisition was consummated on September 30, 2017. The accompanying unaudited pro forma condensed combined income statements for the periods ending December 31, 2016, and September 30, 2017, present the pro forma results of operations of Sandy Spring giving effect to the acquisition of WashingtonFirst, assuming that the acquisition became effective at the beginning of each period presented. Sandy Spring completed the acquisition of WashingtonFirst on January 1, 2018.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The unaudited pro forma condensed combined financial information also does not consider any expense efficiencies, increased revenue or other potential financial benefits of the merger. The fair values are estimates as of the date hereof and actual amounts are still in the process of being finalized.  Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

AS OF SEPTEMBER 30, 2017

REFLECTING THE TRANSACTIONS

	As Reported			Pro Forma Adjustments
(Dollars in thousands)	Sandy Spring	WashingtonFirst		Debits		Credits	Sandy Spring and WashingtonFirst Pro Forma Combined
Assets
Cash and due from banks	$50,076	$3,426		$-		$-	$53,502
Federal funds sold	2,838	34,523		-		-	37,361
Interest-bearing deposits with banks	49,267	100		-		-	49,367
Cash and cash equivalents	102,181	38,049		-		-	140,230
Residential mortgage loans held for sale (at fair value)	7,084	27,890		-		-	34,974
Investments available-for-sale (at fair value)	756,069	296,827		-	(a)	251	1,052,645
Other equity securities	39,853	11,239		-		-	51,092
Total loans	4,194,118	1,635,645	(b),(c)	20,154	(b)	29,668	5,820,249
Less: allowance for loan losses	(44,924)	(14,137)	(d)	14,137		-	(44,924)
Net loans	4,149,194	1,621,508		34,291		29,668	5,775,325
Premises and equipment, net	54,108	6,012		-	(e)	1,029	59,091
Other real estate owned	1,448	636		-		-	2,084
Accrued interest receivable	16,045	6,224		-		-	22,269
Goodwill	85,768	11,420	(f)	256,978	(f)	11,420	342,746
Other intangible assets, net	604	1,417	(g)	11,512	(g)	1,417	12,116
Other assets	122,434	34,254	(h),(l)	1,134	(l)	8,798	149,024
Total assets	$5,334,788	$2,055,476		$303,915		$52,583	$7,641,596

Liabilities
Noninterest-bearing deposits	$1,312,710	$463,810		$-		$-	$1,776,520
Interest-bearing deposits	2,643,082	1,229,480		-	(i)	3,198	3,875,760
Total deposits	3,955,792	1,693,290		-		3,198	5,652,280
Securities sold under retail repurchase agreements and federal funds purchased	146,569	6,439		-		-	153,008
Advances from FHLB	632,917	97,856		-		-	730,773
Subordinated debentures	-	32,817		-	(j)	4,686	37,503
Accrued interest payable and other liabilities	35,030	16,324	(m)	3,192	(k),(n)	3,187	51,349
Total liabilities	4,770,308	1,846,726		3,192		11,071	6,624,913

Stockholders’ Equity
Common stock	23,990	130	(o)	130	(o)	11,446	35,436
Additional paid in capital	167,455	180,257	(o)	180,257	(o)	440,757	608,212
Retained earnings	376,512	29,791	(o)	29,791		-	376,512
Accumulated other comprehensive loss	(3,477)	(1,428)		-	(o)	1,428	(3,477)
Total stockholders’ equity	564,480	208,750		210,178		453,631	1,016,683
Total liabilities and stockholders’ equity	$5,334,788	$2,055,476		$213,370		$464,702	$7,641,596

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

REFLECTING THE TRANSACTIONS

	As Reported
(Dollars in thousands, except per share data)	Sandy Spring	WashingtonFirst	Pro forma Adjustments		Sandy Spring and WashingtonFirst Pro Forma Combined
Interest Income:
Interest and fees on loans	$127,134	$58,930	$1,967	(p)	$188,031
Interest and dividends on investment securities	16,682	4,709	-		21,391
Interest on other	307	237	-		544
Total interest income	144,123	63,876	1,967		209,966
Interest Expense:
Interest on deposits	9,212	8,397	(400)	(q)	17,209
Interest on borrowings	9,635	3,436	(109)	(r)	12,962
Total interest expense	18,847	11,833	(509)		30,171
Net interest income	125,276	52,043	2,476		179,795
Provision for loan losses	2,450	2,315	-		4,765
Net interest income after provision for loan losses	122,826	49,728	2,476		175,030
Non-interest Income:
Investment securities gains	1,275	-	-		1,275
Service charges on deposit accounts	6,121	139	-		6,260
Mortgage banking activities	2,080	13,716	-		15,796
Wealth management income	14,092	1,545	-		15,637
Other income	15,381	1,662	-		17,043
Total non-interest income	38,949	17,062	-		56,011
Non-interest Expenses:
Salaries and employee benefits	54,525	26,829	-		81,354
Occupancy and equipment	9,907	5,390	(436)	(s)	14,861
Merger expenses	1,332	665	-		1,997
Other expenses	28,276	10,172	1,413	(t)	39,861
Total non-interest expenses	94,040	43,056	977		138,073
Income before income taxes	67,735	23,734	1,499		92,968
Income tax expense/(benefit)	22,793	8,394	525	(u)	31,712
Net income	$44,942	$15,340	$974		$61,256

Pro Forma Combined Per Share Data (Common Stock)
Basic net income per share	$1.86			(v)	$1.72
Diluted net income per share	1.86			(v)	1.72
Dividends declared per share	0.78				0.78
Book value	23.53			(w)	28.69
Weighted average shares outstanding
Basic	24,171,227			(v)	35,617,668
Diluted	24,201,448			(v)	35,647,889

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2016

REFLECTING THE TRANSACTIONS

	As Reported
(Dollars in thousands, except per share data)	Sandy Spring	WashingtonFirst	Pro forma Adjustments		Sandy Spring and WashingtonFirst Pro Forma Combined
Interest Income:
Interest and fees on loans	$151,255	$68,901	$4,515	(p)	$224,671
Interest and dividends on investment securities	19,083	4,681	-		23,764
Interest on other	218	265	-		483
Total interest income	170,556	73,847	4,515		248,918
Interest Expense:
Interest on deposits	8,161	8,727	(2,056)	(q)	14,832
Interest on borrowings	12,843	3,744	(139)	(r)	16,448
Total interest expense	21,004	12,471	(2,195)		31,280
Net interest income	149,552	61,376	6,710		217,638
Provision for loan losses	5,546	3,880	-		9,426
Net interest income after provision for loan losses	144,006	57,496	6,710		208,212
Non-interest Income:
Investment securities gains	1,932	1,323	-		3,255
Service charges on deposit accounts	7,953	259	-		8,212
Mortgage banking activities	4,049	22,594	-		26,643
Wealth management income	17,805	1,835	-		19,640
Other income	19,303	1,494	-		20,797
Total non-interest income	51,042	27,505	-		78,547
Non-interest Expenses:
Salaries and employee benefits	71,354	35,183	-		106,537
Occupancy and equipment	19,843	7,370	(740)	(s)	26,473
Merger expenses	-	30	-		30
Other expenses	31,861	14,280	2,093	(t)	48,234
Total non-interest expenses	123,058	56,863	1,353		181,274
Income before income taxes	71,990	28,138	5,357		105,485
Income tax expense/(benefit)	23,740	10,131	1,875	(u)	35,746
Net income	$48,250	$18,007	$3,482		$69,739

Pro Forma Combined Per Share Data (Common Stock)
Basic net income per share	$2.00			(v)	$1.96
Diluted net income per share	2.00			(v)	1.96
Dividends declared per share	0.98				0.98
Book value	22.32			(w)	27.89
Weighted average shares outstanding
Basic	24,120,062			(v)	35,566,503
Diluted	24,149,121			(v)	35,595,562

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note A — Basis of Presentation

Sandy Spring acquired WashingtonFirst on January 1, 2018.  At the effective time of the merger, each share of WashingtonFirst common stock converted to the right to receive 0.8713 shares of common stock of Sandy Spring. The acquisition is accounted for under the acquisition method of accounting and, accordingly, the assets and liabilities of WashingtonFirst presented in these pro forma condensed combined financial statements have been adjusted to their estimated fair values based upon conditions as of the merger date and as if the transaction had been effective on January 1, 2016 for statement of income data. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at that time. The fair values are estimates as of the date hereof and actual amounts are still in the process of being finalized.  Fair values are subject to refinement for up to one year after the closing date as additional information regarding the closing date fair values becomes available.

Note B — Pro Forma Financial Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All adjustments are based on the current valuations, estimates and assumptions that are subject to change.

(a)	To adjust investments available for sale portfolio of WashingtonFirst to approximate fair value.

(b)	A fair value adjustment was recorded to WashingtonFirst’s acquired loan portfolio. This fair value adjustment was based on (1) current market interest rates and (2) Sandy Spring’s evaluation of credit quality of WashingtonFirst’s loan portfolio. Total estimated fair value adjustment related to credit deterioration of the acquired portfolio amounted to approximately $29.7 million, which represented a mark of approximately 1.8% on WashingtonFirst’s outstanding loan portfolio. Of the $29.7 million credit mark, approximately $24.9 million is estimated to be accreted into interest income over the life of the portfolio and $4.7 million is estimated to be a non-accretable adjustment. Upward fair value adjustment related to difference in interest rates of $15.6 million was also recorded.

(c)	Adjustment reflects elimination of unamortized net deferred loan originations costs and fair value adjustment from the prior acquisition recorded by WashingtonFirst in the total amount of $4.6 million.

(d)	Adjustment reflects elimination of the allowance for loan losses of WashingtonFirst.

(e)	Adjustment reflects write-off of premises and equipment.

(f)	Adjustment reflects elimination of WashingtonFirst’s goodwill in the amount of $11.4 million and goodwill of $257.0 million resulting from the difference between the purchase price and identifiable net assets as follows:

(Unaudited, in thousands)
Purchase price:
Fair value of common shares issued (11,446,441 shares)	$452,203
Total purchase price

Identifiable assets:
Cash and cash equivalents	38,049
Residential mortgage loans held for sale (at fair value)	27,890
Investment securities	307,815
Loans	1,626,130
Premises and equipment	4,983
Other real estate owned	636
Accrued interest receivable	6,224
Other intangible assets	11,512
Other assets	26,591
Total identifiable assets	$2,049,830

Identifiable liabilities:
Deposits	$1,696,488
Borrowings	141,799
Other liabilities	16,318
Total identifiable liabilities	1,854,605
Net assets acquired including identifiable intangible assets	195,225
Resulting goodwill	$256,978

(g)	Previous other intangibles of WashingtonFirst in the amount of $1.4 million are eliminated. New amount of $11.5 million represents WashingtonFirst’s estimated fair value of (1) core deposit intangibles of $10.7 million and (2) wealth management book of business of $0.8 million. The fair value estimate of core deposit intangibles represents a 1.68% premium on WashingtonFirst’s core deposits.

(h)	Deferred taxes associated with the adjustments to record assets and liabilities of WashingtonFirst at fair value. Deferred tax was recognized using WashingtonFirst’s statutory tax rate of 35%.

(i)	Reflects an adjustment to WashingtonFirst’s interest-bearing deposit liabilities to account for current market interest rates.

(j)	Reflects a fair value adjustment to trust preferred debt acquired from WashingtonFirst in the total amount of $2.3 million. Also reflects an elimination of fair value discount on previously acquired trust preferred debt by WashingtonFirst in the total amount of $2.4 million.

(k)	Reflects a fair value adjustment for WashingtonFirst’s operating leases.

(l)	Reflects an adjustment of other assets associated with the transaction.

(m)	Reflects elimination deferred rent on acquired operating leases.

(n)	Adjustment reflects an accrual to other liabilities associated with the transaction.

(o)	Adjustment reflects the elimination of the historical equity of WashingtonFirst. Sandy Spring will issue approximately 11,446,441 share of common stock (assuming stock price of $39.5051).

(p)	To record accretion on the credit adjustment and interest rate adjustment on the acquired loan portfolio.

(q)	To record accretion on interest rate adjustment on time deposits.

(r)	To record amortization of premium on acquired trust preferred and subordinated debt securities.

(s)	To record accretion fair value premium on acquired operating leases.

(t)	To record amortization amount of the core deposit intangible and asset management list intangible.

(u)	Reflects an applicable income tax rate of 35% related to fair value pro forma adjustments.

(v)	The pro forma combined basic and diluted earnings per share for each period presented are calculated as the pro forma combined net income for the relevant period divided by the weighted average number of Sandy Spring common shares outstanding during that period, as adjusted for the assumed issuance of a total of 11,446,441 shares of Sandy Spring common stock to WashingtonFirst stockholders in connection with the Transactions, effective as of January 1, 2016. The pro forma combined earnings per share on a basic and dilutive basis were calculated using the following weighted average outstanding share amounts:

	Sandy Spring		Pro Forma with WashingtonFirst
	As of September 30, 2017	As of December 31, 2016	As of September 30, 2017	As of December 31, 2016
	(unaudited)	(audited)	(unaudited)	(unaudited)
Weighted average shares outstanding - basic	24,171,227	24,120,062	35,617,668	35,566,503
Weighted average shares outstanding - diluted	24,201,448	24,149,121	35,647,889	35,595,562

(w)	Book value per share equals the pro forma combined total stockholders’ equity as of the date presented divided by the number of shares of Sandy Spring common stock outstanding as of the date presented, as adjusted to give effect to the assumed issuance of 11,446,441 shares of Sandy Spring common stock to WashingtonFirst stockholders in connection with the Transactions, effective as of January 1, 2016.